Exhibit 10.1

AMENDMENT No. 2 TO THE CINGULATE INC. 2021 OMNIBUS

EQUITY INCENTIVE PLAN

This second Amendment (the “Amendment”) to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) of Cingulate Inc. (the “Company”), is made as of April 14, 2025. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

W I T N E S S E T H:

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan from 341,826 shares to 1,141,826 shares, subject to approval by the Company’s stockholders.

NOW, THEREFORE, be it effective as of the date of approval by the Company’s stockholders, the Plan is hereby amended as follows:

1.	Amendment to Section 4.1. Section 4.1(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

(a)	Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock, which may be issued under all Awards granted to Participants under the Plan, shall be 1,141,826 shares; all of which may, but need not, be issued in respect of Incentive Stock Options.

2.	This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.

3.	Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted and approved by the Board.

Dated: April 14, 2025	CINGULATE INC.

/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chairman and Chief Executive Officer